For Immediate Release             For more information, contact:
Date: January 29, 1997            Lane Ward, Vice Chairman, President and CEO
                                  at (281) 342-5571


                           FORT BEND HOLDING CORP.'S
                  THIRD QUARTER FISCAL 1997 EARNINGS RELEASE

     Fort Bend Holding Corp. ("FBHC"), parent corporation of Fort Bend Federal Savings and Loan Association of Rosenberg, today announced net earnings of $417,000 or $0.49 primary earnings per share for the third fiscal quarter ended December 31, 1996. This compared to net earnings of $476,000 or $0.55 primary earnings per share, for the same quarter in fiscal 1996. Fully diluted earnings per common share for the quarter ended December 31, 1996 and 1995 was $0.42 and $0.51, respectively.
     Earnings for the first nine months of fiscal year 1997 were $244,000 or $0.29 primary earnings per share, as compared to $1,320,000 or $1.50 primary earnings per share for the same period in fiscal year 1996. Fully diluted earnings per common share for the first nine months ended December 31, 1996 was $0.29 as compared to $1.47 for the nine months ended December 31, 1995. On September 30, 1996 FBHC recorded the special assessment of $1,493,000 as a result of the Economic Growth and Regulatory Paperwork Reduction Act. Prior to recording this special assessment net earnings for nine months ending December 31, 1996 was $1,229,000 or $1.44 primary earnings per share.
     The Board of Directors has also announced that FBHC will pay a cash dividend of $0.07 per share for the quarter ended December 31, 1996. The dividend will be payable on February 27, 1997 to shareholders of record on February 6, 1997. This is FBHC's thirteenth consecutive quarterly cash dividend.
     FBHC's net interest income after provision for loan losses was $1,183,000 for the quarter ended December 31, 1996 compared to $1,579,000 for the quarter ended December 31, 1995. Net interest income increased reflecting an increase in average interest-earning assets to $258 million from $228 million for the three months ended December 31, 1996 and 1995, respectively.
     Total noninterest income increased $194,000 for the quarter ended December 31, 1996, compared to the quarter ended December 31, 1995. This reflects an increase of $81,000 in service charges, $78,000 in loan servicing income and $54,000 in other income.
     Assets of FBHC were $278,532,000 as of December 31, 1996, compared to $241,761,000 at December 31, 1995. This is an increase of 15.2% which is primarily attributable to the acquisition of FirstBanc Savings in August, 1996.
     Stockholders' equity was $17,906,000 at December 31, 1996 compared to $17,578,000 at December 31, 1995. This represents an increase of 1.9%. Equity-to-assets and risk-based capital ratios were 6.4% and 14.4% respectively as of December 31, 1996.
     Non-performing assets as a percentage of total assets as of December 31, 1996, were 1.18% compared to 1.37% as of December 31, 1995.
     FBHC completed its previously announced purchase of a 51 percent interest in the assets of Mitchell Mortgage Company on January 3, 1997. Mitchell Mortgage is a full service mortgage banking affiliate of The Woodlands Corporation, developer of The Woodlands. As a result of the transaction a new limited liability company called Mitchell Mortgage Company, L.L.C. was created. The company will continue to engage in the mortgage banking business from its headquarters in The Woodlands offering a range of services that includes the origination and servicing of single family residential loans, single family construction loans, and commercial and multifamily real estate loans. Mitchell Mortgage, established in 1974, has a more than 20-year history of steady growth and currently has a loan servicing portfolio of approximately $600 million.
     FBHC serves Fort Bend, Harris, Wharton, Waller, and Montgomery Counties in Southeast Texas through its subsidiary, Fort Bend Federal Savings and Loan ("FBF") headquartered in Fort Bend County and FBF's subsidiary Mitchell Mortgage Company, L.L.C. located in The Woodlands. The consolidated subsidiary operates a retail franchise of 6 full service financial offices and one mortgage company in 7 cities. Fort Bend Federal's market area is located in the largest metropolitan area of Texas and the eighth largest in the United States. The Corporation's stock is traded on the Nasdaq National Market under the symbol "FBHC".

                                      ###

                            FORT BEND HOLDING CORP.
            CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
                                  (Unaudited)


                                             DECEMBER 31, 1996   MARCH 31, 1996

            ASSETS

Cash and due from banks                        $  6,981,332       $  3,451,880
Short-term investments                           14,472,756         13,541,782
Certificates of deposit                             200,000            200,000
                                               ------------       ------------
   Total cash and cash equivalents               21,654,088         17,193,662

Investment securities available for sale,
 at market value                                  2,779,442          2,684,607
Investment securities held to maturity
 (estimated market value of $10,943,103 and
 $9,064,153 at December 31, 1996 and
 March 31, 1996, respectively)                   11,231,671          9,233,505
Mortgage-backed securities available for sale,
 at market value                                    630,583            873,502
Mortgage-backed securities held to maturity
 (estimated market value of $101,181,513 and
 $110,676,779 at December 31, 1996 and
 March 31, 1996, respectively)                  101,175,340        110,489,617
Loans receivable, net                           122,889,848         92,861,594
Loans held for sale                                 296,706            922,422
Accrued interest receivable                       1,697,381          1,466,272
Real estate, net                                  2,425,325            155,372
Federal Home Loan Bank stock, at cost             1,905,900          1,460,200
Premises and equipment, net                       4,490,676          3,635,046
Mortgage servicing rights, net                    2,574,015          1,235,714
Prepaid expenses and other assets                 3,019,404          1,538,171
Deferred income taxes                               420,277            418,949
Goodwill, net                                     1,341,432                 --
                                               ------------       ------------
  Total assets                                 $278,532,088       $244,168,633
                                               ============       ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
Deposits                                       $238,497,915       $203,913,715
Convertible Subordinated Debentures              12,100,000         12,100,000
Other borrowings                                  4,239,279          4,363,688
Advances from borrowers for taxes and
 insurance                                        3,585,017          4,224,796
Accounts payable, accrued expenses and
 other liabilities                                2,203,471          1,994,063
                                               ------------       ------------
  Total liabilities                             260,625,682        226,596,262
                                               ------------       ------------

Stockholders' Equity:
Serial preferred stock, $.01 par value -
 500,000 shares authorized, none outstanding
Common Stock $.01 par value, 2,000,000 shares
 authorized 908,550 shares issued and
 820,376 shares outstanding at December 31,
 1996 and 905,572 shares issued and
 817,398 shares outstanding at March 31, 1996         9,085              9,055
Additional paid-in capital                        8,669,193          8,514,562
Unearned employee stock ownership plan shares      (307,125)          (394,875)
Deferred compensation                               (94,622)           (98,668)
Net unrealized depreciation on available sale
 securities, net of tax                              (6,233)           (21,786)
Retained earnings (substantially restricted)     11,092,609         11,020,584
Treasury stock, at cost - 88,174 shares at
 December 31, 1996 and March 31, 1996            (1,456,501)        (1,456,501)
                                               ------------       ------------
  Total stockholders' equity                     17,906,406         17,572,371
                                               ------------       ------------
    Total liabilities and stockholders'
     equity                                    $278,532,088       $244,168,633
                                               ============       ============

                            FORT BEND HOLDING CORP.
                CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                  (UNAUDITED)

                                            THREE MONTHS ENDED             NINE MONTHS ENDED
                                                DECEMBER 31,                   DECEMBER 31,
                                            1996           1995           1996             1995
INTEREST INCOME:
  Loans                                 $  2,673,173   $  1,860,596    $  7,193,460   $   5,407,554
  Short-term investments                     256,338        155,188         675,319         321,953
  Investment securities                      214,074        213,492         564,602         653,350
  Mortgage-backed securities               1,701,684      1,929,554       5,286,844       5,826,252
                                        ------------    -----------    ------------   -------------
     TOTAL INTEREST INCOME                 4,845,269      4,158,830      13,720,225      12,209,109
                                        ------------    -----------    ------------   -------------

INTEREST EXPENSE:
  Deposits                                 2,643,474      2,377,799       7,430,780       6,961,484
  Borrowings                                 329,035        141,878         994,729         393,949
                                        ------------    -----------    ------------   -------------
     TOTAL INTEREST EXPENSE                2,972,509      2,519,677       8,425,509       7,355,433
                                        ------------    -----------    ------------   -------------
     NET INTEREST INCOME BEFORE
       PROVISION FOR LOAN LOSSES           1,872,760      1,639,153       5,294,716       4,853,676

PROVISION FOR LOAN LOSSES                     60,000         60,000         128,000         105,053
                                        ------------    -----------    ------------   -------------

     NET INTEREST INCOME AFTER
       PROVISION FOR LOAN LOSSES           1,812,760      1,579,153       5,166,716       4,748,623
                                        ------------    -----------    ------------   -------------

NONINTEREST INCOME:
  Gain on sale of loans                       91,237        110,453         197,536         234,298
  Service charges                            160,387         79,337         404,897         226,576
  Loan servicing income                      213,615        135,733         576,770         410,985
  Other income                               355,764        301,646         951,934         699,972
                                        ------------    -----------    ------------   -------------

     TOTAL NONINTEREST INCOME                821,003        627,169       2,131,137       1,571,831
                                        ------------    -----------    ------------   -------------

NONINTEREST EXPENSES:
  Compensation and benefits                1,030,093        770,830       2,800,513       2,302,967
  Office occupancy and equipment             290,975        163,550         720,520         486,900
  Federal insurance premimums                110,092        118,179         367,681         345,394
  Savings Association Insurance
    Fund Assessment                               --             --       1,492,686              --
  Amortization of mortgage servicing
    rights                                   100,828         49,315         247,865         157,391
  Insurance and surety bond expense           34,571         37,726         106,110          92,184
  Other                                      474,327        315,344       1,254,913         891,219
                                        ------------    -----------    ------------   -------------

     TOTAL NONINTEREST EXPENSES            2,040,886      1,454,944       6,990,288       4,276,055

  INCOME BEFORE INCOME TAX                   592,877        751,378         307,565       2,044,399

INCOME TAX PROVISION (BENEFIT)               175,709        275,100          63,509         724,112
                                        ------------    -----------    ------------   -------------

NET INCOME                              $    417,168    $   476,278    $    244,056   $   1,320,287
                                        ============    ===========    ============   =============

PRIMARY EARNINGS PER COMMON SHARE       $       0.49    $      0.55    $       0.29   $        1.50
                                        ============    ===========    ============   =============

FULLY DILUTED EARNINGS PER COMMON
  SHARE                                 $       0.42    $      0.51    $       0.29   $        1.47
                                        ============    ===========    ============   =============

DIVIDENDS PER COMMON SHARE              $       0.07    $      0.07    $       0.21   $        0.21
                                        ============    ===========    ============   =============